AMENDMENT NO. 4
                                       TO
                          CONSULTING SERVICES AGREEMENT

      THIS FOURTH AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated May 19, 2005 (the "Fourth Amendment"), is by and between Bradford van Siclen (the "Consultant"), and Reality Wireless Networks, Inc., a Nevada corporation (the "Client").


                                    RECITALS


      A. The Consultant and the Client entered into a Consulting Services Agreement dated December 3, 2004, a copy of which is attached hereto as Exhibit A (the "Agreement"), obligating the Consultant to provide certain consulting services to the Client.

      B. The Consultant and the Client entered into an Amendment No. 1 to Consulting Services Agreement dated December 16, 2004, a copy of which is attached hereto as Exhibit B (the "First Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      C. Consultant and the Client entered into an Amendment No. 2 to Consulting Services Agreement dated February 17, 2005, a copy of which is attached hereto as Exhibit C (the "Second Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      D. Consultant and the Client entered into an Amendment No. 3 to Consulting Services Agreement dated March 30, 2005, a copy of which is attached hereto as Exhibit D (the "Third Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      E. Client and Consultant wish to amend Section 2 of the Agreement to provide for additional consideration in exchange for additional consulting services and to extend the term of the Agreement.


                                    AGREEMENT


      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement is deleted in its entirety and is hereby amended and replaced as follows:

"2. Consideration.


      Client agrees to pay Consultant, as Consultant's fee and as consideration for services provided, 5,000,000 shares of common stock of the Client. By amendment dated December 16, 2003, Client agrees to pay Consultant an additional 7,500,000 shares of common stock of the Client. By amendment dated February 17, 2005 Client agrees to pay Consultant an additional 12,250,000 shares of common stock of the Client. By amendment dated March 30, 2005 Client agrees to pay Consultant an additional 25,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated May 19, 2005 Client agrees to pay Consultant an additional 1,666,666 shares of common stock of the Client, which shares shall be registered on Form S-8. Shares issued pursuant to this Fourth Amendment shall be issued to Bradford van Siclen, the natural person performing the consulting services for Client. All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein."


B. Section 6(a) of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"6.   Termination and Renewal.


(a)   Term.

      This Agreement shall become effective on the date appearing next to the signatures below and terminate twelve (12) months thereafter (the "Term"). Unless otherwise agreed upon in writing by Consultant and Client or otherwise provided herein, any amendment to this Agreement shall automatically have the effect of extending the Term of the Agreement until the later of one hundred eighty (180) days following the original Term or for an additional one hundred eighty (180) days following the date of such amendment.




                    [Signatures appear on the following page

EXECUTED on the date first set forth above.

CLIENT:
         REALITY WIRELESS NETWORKS, INC.


By:
         ----------------------
         Name: Steve Careaga
         Its: CEO

CONSULTANT:


By:
         ---------------------
         Name: Bradford van Siclen